Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our
report  included  in  this  Form  10-K  into  the  Company's   previously  filed
Registration  Statements  File  Nos.  333-30353,   333-04863,   333-53657,
333-53765, 333-92003, and 333-79151.

                                                ARTHUR ANDERSEN LLP


March 9, 2000
New York, New York

Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-92003), as amended, relating to KeySpan Corporation's registration of $600,000,000 of debt securities, the Registration Statement on Form S-8 (No. 333-79151), as amended, relating to KeySpan Corporation's Long-Term Performance Incentive Compensation Plan, the Registration Statement on Form S-8 (No 333-53765), relating to KeySpan Corporation's Employee Discount Stock Purchase Plan and in the related Prospectus, and the Registration Statement on Form S-3 (No. 333-53657), relating to the issuance of Common Stock under KeySpan Corporation's Investor Program and in the related Prospectus, of our report dated May 22, 1998, with respect to the financial statements and schedule of Long Island Lighting Company included in the Annual Report (Form 10-K), of KeySpan Corporation (formerly known as MarketSpan Corporation) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                  /S/ERNST & YOUNG LLP

March 9, 2000
Melville, New York